Exhibit 10.4

Execution Version

PARENT GUARANTY AGREEMENT

This Guaranty Agreement (this “Guaranty”), dated as of July 2, 2026 is entered into by and between IRIDIUM COMMUNICATIONS INC., a Delaware corporation (the “Parent”), and GLAS USA LLC, as Administrative Agent under the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, Aireon LLC, a Delaware limited liability company (the “Borrower”), Aireon Holdings LLC, a Delaware limited liability company (“Holdings”), the Subsidiaries of Holdings from time to time party thereto as guarantors (together with Holdings, collectively, the “Guarantors”, and the Guarantors together with the Borrower, collectively, the “Credit Parties”), the lenders from time to time party thereto (the “Lenders”), GLAS USA LLC, a limited liability company organized and existing under the laws of the State of New Jersey, as administrative agent (the in such capacity, the “Administrative Agent”), GLAS AMERICAS LLC, a limited liability company organized and existing under the laws of the State of New York, as collateral agent (in such capacity, the “Collateral Agent”), are parties to that certain Credit and Guaranty Agreement, dated as of October 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Term Loans to the Borrower;

WHEREAS, the Parent will derive benefits from the Term Loans made by the Lenders to the Borrower;

WHEREAS, each of the Credit Parties is an indirect subsidiary of the Parent; and

WHEREAS, the Parent has agreed to irrevocably and unconditionally guarantee, the obligations of the Borrower under the Credit Agreement and the other Credit Documents, subject to the terms of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent and the Administrative Agent mutually covenant and agree as follows:

Article 1
Definitions

Section 1.01.          Defined Terms. Unless defined herein, terms defined in the Credit Agreement are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Guaranty refer to this Guaranty as a whole and not to any particular section hereof.

Article 2
Guaranty

Section 2.01.          Guaranty of the Obligations. The Parent hereby irrevocably and unconditionally guaranties to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), but excluding the Excluded Swap Obligations) (collectively, the “Guaranteed Obligations”).

Section 2.02.          Payment by Parent. The Parent hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against the Parent by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Parent will upon demand by the Administrative Agent pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a proceeding under any Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in such proceeding) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 2.03.          Liability of Parent Absolute. The Parent agrees that its obligations under this Guaranty are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of the guarantor or surety other than payment in full of the Guaranteed Obligations (other than Remaining Obligations). In furtherance of the foregoing and without limiting the generality thereof, the Parent agrees as follows:

(a)            this Guaranty is a guaranty of payment when due and not of collectability;

(b)            this Guaranty is a primary obligation of the Parent and not merely a contract of surety;

(c)            the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;

(d)            the obligations of the Parent hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Guaranty whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(e)            payment by the Parent of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Parent’s liability for any portion of the Guaranteed Obligations which has not been paid when due. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce the Parent’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release the Parent from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit;

(f)            any Beneficiary, upon such terms as it deems appropriate, without notice or demand (except to the extent notice is required to be provided hereunder, in any other Credit Document or under applicable Law) and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of the Parent’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its reasonable discretion may determine consistent herewith or with the applicable Swap Contract or security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (but so long as such sale is in accordance with applicable Law), and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Swap Contracts; and

(g)            this Guaranty and the obligations of the Parent hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than Remaining Obligations) or unless the obligations of the Parent are reduced or terminated by the Administrative Agent and applicable Beneficiaries in accordance with the terms of this Agreement), including the occurrence of any of the following, whether or not the Parent shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Swap Contracts, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Swap Contracts, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Swap Contract, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any of the Swap Contracts or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Parent as an obligor in respect of the Guaranteed Obligations.

Section 2.04.          Waivers by Parent. The Parent hereby waives, to the extent permitted by applicable Law, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by the Parent, to (i) proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other guarantor of the Guaranteed Obligations including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other guarantor of the Guaranteed Obligations from any cause other than payment in full of the Guaranteed Obligations (other than Remaining Obligations); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, fraud, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; (e) (i) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Parent’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Parent’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Swap Contracts or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 2.03 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 2.05.          Parent’s Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations (other than Remaining Obligations) shall have been paid in full in cash, the Parent hereby waives any claim, right or remedy, direct or indirect, that the Parent now has or may hereafter have against the Borrower or any other guarantor of the Guaranteed Obligations or any of its assets in connection with this Guaranty or the performance by the Parent of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that the Parent now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations (other than Remaining Obligations) shall have been paid in full in cash, the Parent shall withhold exercise of any right of contribution the Parent may have against any other guarantor of the Guaranteed Obligations. The Parent further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Parent may have against the Borrower or against any collateral or security, and any rights of contribution the Parent may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to the Parent on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than Remaining Obligations) shall not have been finally and paid in full in cash, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof and of the other Credit Documents.

Section 2.06.          Subordination of Other Obligations. Any Indebtedness of the Borrower or any other Credit Party now or hereafter held by the Parent is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Parent after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Parent under any other provision hereof.

Section 2.07.          Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full in cash. The Parent hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 2.08.          Representations and Warranties. The Parent represents and warrants to each beneficiary that:

(a)            The Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guaranty.

(b)            The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene the Parent’s organizational documents, material debt agreements, or any material contractual restriction binding on the Parent or its assets.

(c)            This Guaranty constitutes the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting any Beneficiary’s rights and to general equity principles.

Section 2.09.          Covenants. The Parent shall not amend, modify or change in any manner its organizational documents or its material debt documents that would prohibit the Parent’s entry into this Guaranty or its performance hereunder.

Section 2.10.          Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Swap Contracts may be entered into from time to time, in each case without notice to or authorization from the Parent regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Swap Contract is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with the Parent its assessment, or the Parent’s assessment, of the financial condition of the Borrower. The Parent has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents and the Swap Contracts, and the Parent assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. The Parent hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

Section 2.11.          Bankruptcy, Etc.

(a)            So long as any Guaranteed Obligations (other than Remaining Obligations) remain outstanding, the Parent shall not, without the prior written consent of the Administrative Agent acting pursuant to the instructions of the Required Lenders, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against the Borrower. The obligations of the Parent hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)            The Parent acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Parent and Beneficiaries that the Guaranteed Obligations which are guaranteed by Parent pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. The Parent will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)            In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Parent hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 2.12.          Maximum Liability. It is the desire and intent of the Parent and the Secured Parties that this Guaranty shall be enforced against the Parent to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Parent under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Parent’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Parent or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Parent’s “Maximum Liability”). The Parent agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase the Parent’s obligations hereunder beyond its Maximum Liability.

Article 3
Miscellaneous

Section 3.01.          Notices. All notices and other communications to the Parent shall be given at the address set forth below, with a copy to the Borrower as provided in the Credit Agreement for notices to the Borrower:

Iridium Communications Inc.

1676 International Drive, Suite 1100

McLean, VA 22102

Attention: Kathy Morgan

Email: kathy.morgan@iridium.com

Section 3.02.          Governing Law. This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 3.03.          Consent to Jurisdiction. The Parent irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Guaranty or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Credit Document shall affect any right that each Agent, any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Credit Document against the Parent or its properties in the courts of any jurisdiction. The Parent irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Credit Document in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 3.01 and in Section 10.1 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 3.04.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.04.

Section 3.05.          Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby..

Section 3.06.          Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.07.          Integration.  This Guaranty shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

Section 3.08.          Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 3.09.          Credit Document. This Guaranty is a Credit Document and the Administrative Agent shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it under the Credit Agreement as if the same were fully set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the date first above written.

IRIDIUM COMMUNICATIONS INC.,
as Parent

By:	/s/ Vincent J. O’Neill
Name: Vincent J. O’Neill
Title: Chief Financial Officer

[Signature Page to Parent Guaranty Agreement]

GLAS USA LLC, as Administrative Agent

By:	/s/ Annette Marsula
Name: Annette Marsula
Title: Vice President

[Signature Page to Parent Guaranty Agreement]